UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Altimmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On December 19 2025, Altimmune, Inc. (the “Company”) issued a press release titled “Altimmune Announces Topline 48-Week Data from IMPACT Phase 2b Trial Achieved Key Measures of Success” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company intends to host a conference call and live webcast to discuss the results on December 19, 2025 at 8:00 a.m. E.T. The Company has made available the slide presentation to accompany the call, furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K. The information under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On December 19, 2025, the Company announced positive topline results from the IMPACT Phase 2b trial of pemvidutide, a balanced 1:1 glucagon/GLP-1 dual receptor agonist, in patients with metabolic dysfunction-associated steatohepatitis (“MASH”) at 48 weeks.

Topline 48-week data from the IMPACT trial showed that treatment with pemvidutide achieved statistically significant improvements across treatment arms in key non-invasive tests (“NITs”), including Enhanced Liver Fibrosis (“ELF”) and Liver Stiffness Measurement (“LSM”), versus placebo. Importantly, these data exhibited continued reductions from week 24 and provide evidence of continued improvement in antifibrotic activity with both treatment doses. These are well-established markers of fibrosis and hepatic inflammation and are strongly associated with histological changes and liver related events. Additional weight loss was observed with the 1.8 mg dose compared to the IMPACT 24-week data, with no evidence of plateauing. The 48-week data also maintained the favorable tolerability profile seen at 24 weeks, including a lower discontinuation rate due to adverse events versus placebo.

The randomized, placebo-controlled, double-blind IMPACT Phase 2b trial (NCT05989711) enrolled 212 participants with biopsy-confirmed MASH and fibrosis stages F2 or F3, with and without diabetes. Study participants were randomized 1:2:2 to receive weekly subcutaneous pemvidutide doses at either 1.2 mg, 1.8 mg or placebo for 48 weeks. The primary efficacy endpoints, measured at 24 weeks, were MASH resolution without worsening of fibrosis, or fibrosis improvement without worsening of MASH. Secondary endpoints included non-invasive tests of fibrosis and weight loss measured at 24 and 48 weeks.

Highlights from the 48-week Topline Results

•	Pemvidutide-treated participants achieved statistically significant reductions in primary non-invasive markers of fibrosis, including ELF and LSM.

o	ELF: 1.2 mg and 1.8 mg doses achieved a mean reduction from baseline of -0.49 and -0.58 respectively, vs. +0.16 in placebo-treated patients (p<0.0001, both doses).
o	LSM: 1.2 mg and 1.8 mg doses achieved a mean reduction from baseline of -3.04 (p<0.05) and -3.97 (p<0.001), respectively, vs. -0.03 in placebo-treated participants.
o	The proportion of participants receiving pemvidutide 1.2 mg and 1.8 mg that achieved both a ≥0.5 reduction in ELF and a 30% reduction in LSM were 27.8% (p<0.001) and 32.4% (p<0.0001) respectively, vs. 3.2% in placebo-treated participants.

•	Pemvidutide-treated participants also achieved statistically significant reductions in key non-invasive measures of liver health and hepatic inflammation, including liver fat content, alanine aminotransferase (“ALT”) and corrected T1 (“cT1”).

o	Liver fat content: 1.2 mg and 1.8 mg doses achieved a mean reduction from baseline of 45.2% and 54.7% respectively, compared to 8.2% in participants who received placebo (p<0.0001).
o	ALT: 1.2 mg and 1.8 mg achieved a mean reduction from baseline of -37.8 IU/L and -37.4 IU/L respectively, vs -10.3 IU/L in placebo-treated participants (p<0.0001, both doses).
o	cT1: Participants receiving pemvidutide 1.2 mg and 1.8 mg achieved a mean reduction from baseline of -124 and -140 milliseconds (ms) respectively, vs -21 ms in placebo-treated participants (p<0.0001, both doses).

•	Participants receiving pemvidutide 1.2 mg and 1.8 mg achieved weight loss of 4.5% and 7.5%, respectively, vs. 0.2% of placebo-treated participants (p<0.0001, both doses), with no plateauing at 48 weeks with the 1.8 mg dose.
•	Adverse events leading to treatment discontinuation occurred in 0% and 1.2% of patients treated with pemvidutide 1.2 mg and 1.8 mg, respectively, vs. 3.5% of participants on placebo.
•	No serious or severe AEs related to treatment were reported.

End of Phase 2 Meeting with FDA

On December 11, 2025, we held an End-of-Phase 2 meeting with the United States Food and Drug Administration (“FDA”) to discuss and align on a pathway forward to a registrational Phase 3 trial of pemvidutide in moderate to advanced fibrosis with biopsy driven endpoints. The FDA indicated openness to incorporation of AIM-MASH AI Assist, the first FDA-qualified AI pathology tool for MASH clinical trials, and we intend to evaluate multiple doses, including 2.4 mg, while also seeking scientific advice from European regulators to inform the final Phase 3 protocol. We expect to receive final minutes from the meeting in January 2026.

ATM Sales

As previously disclosed, on November 6, 2025, we entered an Equity Distribution Agreement (the “November 2025 Agreement”) with Leerink Partners LLC serving as the sales agent, with respect to an at-the-market offerings program under which we may offer and sell shares of our common stock having an aggregate offering price of up to $200.0 million through the sales agent (the “November 2025 ATM”). Prior to entering the November 2025 Agreement, we provided notice to Leerink Partners LLC, Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated (the “February Sales Agents”), to terminate the Equity Distribution Agreement entered into with the February Sales Agents on February 27, 2025 (the “February 2025 ATM Program”). Following September 30, 2025 and through the date hereof, the Company has sold 13,547,341 shares of common stock for net proceeds of approximately $54.6 million pursuant to the February 2025 ATM Program and November 2025 ATM Program.

This Current Report on Form 8-K and certain materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding: the Company’s business plans and objectives, including future plans or expectations for pemvidutide and ongoing clinical studies, including the anticipated or potential therapeutic effects of pemvidutide, as well as the dosing, safety and tolerability of pemvidutide.

Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials; the Company’s ability to execute on its strategy; positive results from any of its clinical studies may not necessarily be predictive of the results of future or ongoing clinical studies; the timing of key milestones for the Company’s clinical assets, future plans or expectations for pemvidutide for the treatment of MASH; any meetings with the FDA, regulatory developments in the United States and foreign countries; the Company’s ability to manufacture clinical trial materials on the timelines anticipated and the Company’s ability to fund operations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K filed, with the United States Securities and Exchange Commission (SEC) and quarterly reports on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the SEC. All forward-looking statements contained in this presentation speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Altimmune, Inc. on December 19, 2025.

99.2	Phase 2b IMPACT Study slide presentation of Altimmune, Inc.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	ALTIMMUNE, INC.

	By:	/s/ Gregory Weaver
Name: Gregory Weaver
Title: Chief Financial Officer